UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2013, Northfield Bancorp, Inc. (the “Company”) issued a press release announcing the appointment of Steven M. Klein to the position of President and William R. Jacobs to the position of Chief Financial Officer. A copy of the press release is attached as Exhibit 99 to this report. Mr. Klein, 47, joined the Company in 2005 and has served as Chief Financial Officer since that time. He was also named Chief Operating Officer in March, 2011 and will retain that title. Mr. Jacobs, 39, has served as Controller since joining the Company in 2006. In 2012, Mr. Jacobs was named Principal Accounting Officer.

Item 8.01	Other Events

The press release also announced the declaration of a $0.06 per common share cash dividend payable on February 25, 2013, to stockholders of record as of February 11, 2013.

In addition, in the press release the Company reported that Sandler O’Neill + Partners, L.P. has agreed to provide executive officers and directors a limited waiver to existing lock-up agreements executed in connection with the Company’s second-step offering. The waiver will extend for the two-day period February 7 and 8, and will allow executives and directors to sell a limited number of shares to satisfy tax obligations associated with restricted stock vesting on January 30, 2013.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

99	Press release dated January 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: January 30, 2013	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating Officer and
Chief Financial Officer